Exhibit 99.1

Venus Concept Announces $1.2 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

TORONTO – February 23, 2024 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has entered into definitive agreements for the purchase and sale of 817,748 shares of common stock at a purchase price of $1.465 per share in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company will issue unregistered warrants to purchase up to 817,748 shares of common stock at an exercise price of $1.34 per share that will be immediately exercisable upon issuance and will expire five years following the date of issuance. The closing of the offering is expected to occur on or about February 27, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $1.2 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes.

The common stock (but not the unregistered warrants and the shares of common stock underlying the unregistered warrants) described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-260267) that was declared effective by the Securities and Exchange Commission (the “SEC”) on October 25, 2021. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 12 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Company’s financial condition, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which it operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in the Company’s most recent Form 10-Q and in other documents the Company may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date hereof. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com